CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Forms S-3 and S-8, as enumerated below, of our reports dated March 15, 2013, relating to the consolidated financial statements of Santander Holdings USA, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Accounting Standards Update 2011-05, Comprehensive Income), and the effectiveness of the Santander Holdings USA, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Santander Holdings USA, Inc. for the year ended December 31, 2012.

(1)	Registration Statement (Form S-8 No. 33-29038) pertaining to the Sovereign Bancorp, Inc. Retirement Plan,
(2)	Registration Statement (Form S-8 No. 333-05309) pertaining to the Sovereign Bancorp, Inc. 1996 Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 333-0521) pertaining to the Sovereign Bancorp, Inc. 1996 Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-64530) pertaining to the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan,
(5)
Registration Statement (Form S-8 No. 333-112825) pertaining to the First Essex Bancorp, Inc. 1987 Stock Option Plan, the First Essex Bancorp, Inc. 1997 Stock Incentive Plan, and the First Essex Bancorp, Inc. 2002 Stock Incentive Plan,

(6)
Registration Statement (Form S-8 No. 333-115528) pertaining to the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan,

(7)
Registration Statement (Form S-8 No. 333-117621) pertaining to the Seacoast Financial Services Corporation 2003 Stock Incentive Plan, the Seacoast Financial Services Corporation 1999 Stock Incentive Plan, the Abington Bancorp, Inc. 2000 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan, the Abington Bancorp, Inc. 1986 Incentive and Nonqualified Stock Option Plan and the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan,

(8)
Registration Statement (Form S-8 No. 333-122274) pertaining to the Waypoint Financial Corp. Retirement Savings Incentive Plan, the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997 Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors,

(9)	Registration Statement (Form S-8 No. 333-134976) pertaining to the Independence Community Bank Corp. 2005 Stock Incentive Plan and Trust
(10)	Registration Statement (Form S-3 No. 333-143515) of Sovereign Bancorp, Inc.,
(11)	Registration Statement (Form S-8 No. 333-144700) pertaining to the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan, and
(12)	Registration Statement (Form S-3 No. 333-172807) of Santander Holdings USA, Inc.
(13)	Registration Statement (Form S-3MEF No. 333-183988) of Santander Holdings USA, Inc.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 15, 2013